Exhibit 3.1

                             ARTICLES OF RESTATEMENT
                        OF THE ARTICLES OF INCORPORATION

                                       OF

                           USANA HEALTH SCIENCES, INC.


     Pursuant to and in accordance with the provisions of Section 16-10a-1007 of the Utah Revised Business Corporation Act, as amended (the "Act"), the undersigned, being the acting Corporate Secretary of USANA Health Sciences, Inc., a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

     1.        The name of the Corporation is USANA Health Sciences, Inc.

     2. Attached hereto as Exhibit "A" and incorporated herein by reference is a true and correct copy of the full text of the Amended and Restated Articles of Incorporation of the Corporation (the "Amended and Restated Articles"), which contain two amendments to the existing Articles of Incorporation of the Corporation.

     3. The full text of the first amendment (the "First Amendment") to the Articles of Incorporation of the Corporation is as follows:

                                   "ARTICLE V
                      LIMITATION OF LIABILITY OF DIRECTORS

     To the fullest extent permitted by the Act or any other applicable law as the same now exists or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

          (a) the amount of a financial benefit received by a director to which he is not entitled;

          (b) an intentional infliction of harm on the corporation or the shareholders;

          (c) a violation of Section 16-10a-842 of the Act (unlawful distributions); or

          (d) an intentional violation of criminal law.

     Neither an amendment nor repeal of this Article V, nor the adoption of any provision of the Corporation's Articles of Incorporation that are inconsistent with this Article V, shall eliminate or reduce the effect of this Article V with respect to any matter that occurs or any action or proceeding that accrues or arises prior to such amendment or repeal of this

     Article V or the adoption of a provision in these Articles that is inconsistent with this Article V."

     4. The full text of the second amendment (the "Second Amendment," and together with the First Amendment, the "Amendments") to the Articles of Incorporation of the Corporation is as follows:

                                   "ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by the Act or any other applicable law as the same now exists or as it may hereafter be amended, (i) the Corporation shall indemnify any person who has been made or who has been threatened to be made a party to any action, suit, or proceeding (whether formal or informal, or whether civil, criminal, administrative, or investigative) for all liabilities and expenses incurred by such person in connection with such action, suit, or proceeding by reason of the fact that he (or his estate or personal representative) is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served, at the request of the Corporation, as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation, of another person or entity, or of an employee benefit plan, and (ii) the Corporation shall advance such expenses to such person in advance of a final disposition of such action, suit, or proceeding.

     Neither an amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's Articles of Incorporation that is inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI with respect to any matter that occurs or any action or proceeding that accrues or arises prior to such amendment or repeal of this
     Article VI or the adoption of a provision in these Articles that is inconsistent with this Article VI."

     5. The Amendments do not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

     6. The Amendments were unanimously approved by the Board of Directors of the Corporation at a meeting held on February 7, 2006, in accordance with the Act. The Amendments were approved at a meeting of shareholders by a majority of the votes cast on the Amendments, as follows:




------------------- ----------------- ----------------- ----------------- ----------------- -----------------
  Designation of         No. of         No. of Votes     Votes Cast For      Votes Cast          Votes
      Stock            Oustanding      Represented at      the First        Against the     Abstaining from
                       Shares and       the Meeting        Amendment      First Amendment    Vote on First
                     Votes Entitled                                                            Amendment
                       to Be Cast
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
   Common Stock      18,499,698        16,959,060        16,734,109        157,988           66,963
------------------- ----------------- ----------------- ----------------- ----------------- -----------------


------------------- ----------------- ----------------- ----------------- ----------------- -----------------
  Designation of         No. of         No. of Votes     Votes Cast For      Votes Cast          Votes
      Stock            Oustanding      Represented at      the Second       Against the     Abstaining from
                       Shares and       the Meeting        Amendment           Second        Vote on Second
                     Votes Entitled                                          Amendment         Amendment
                       to Be Cast
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
   Common Stock      18,499,698        16,959,060        16,785,304        102,140           71,616
------------------- ----------------- ----------------- ----------------- ----------------- -----------------


     7. The Amended and Restated Articles, which include the Amendments approved by the holders of the Corporation's Common Stock, were unanimously adopted by the Board of Directors of the Corporation at a meeting held on February 7, 2006, in accordance with the Act.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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

     IN WITNESS WHEREOF, these Articles of Restatement have been executed this 19th day of April, 2006.



                                                 USANA HEALTH SCIENCES, INC.,
                                                 a Utah corporation


                                                 By
                                                   -----------------------------
                                                   Gilbert A. Fuller
                                                   Corporate Secretary

                                 MAILING ADDRESS
                                 ---------------

     If, upon completion of filing of the above Articles of Restatement, the Division elects to send a copy of the Articles of Restatement to the Corporation by mail, the address to which the copy should be mailed is:

                                            Gil Fuller
                                            CFO and Secretary
                                            USANA Health Sciences, Inc.
                                            3838 West Parkway Boulevard
                                            Salt Lake City, UT 84120



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

                                          Exhibit "A" to Articles of Restatement


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           USANA HEALTH SCIENCES, INC.


     Pursuant to and in accordance with Sections 16-10a-1007 and 16-10a-1003 of the Utah Revised Business Corporation Act, as amended (the "Act"), the following are the Amended and Restated Articles of Incorporation of USANA Health Sciences, Inc., a Utah corporation:

                                    ARTICLE I

                                      NAME
                                      ----

     The name of this corporation is USANA Health Sciences, Inc. (the "Corporation").

                                   ARTICLE II

                               CORPORATE PURPOSES
                               ------------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

                                   ARTICLE III

                                 CAPITALIZATION
                                 --------------

     The aggregate number of shares the Corporation is authorized to issue shall be Fifty Million (50,000,000) shares of common stock. All such shares shall have a $0.001 par value per share and shall be offered and sold at such price and on such terms as the directors of the Corporation may, in their sole discretion and consistent with applicable laws, deem appropriate. Each share shall entitle the holder hereof to one (1) vote on each matter submitted to a vote at a meeting of the shareholders or otherwise requiring the approval of the Corporation's shareholders. All stock of the corporation shall be of the same class and shall have the same rights and preferences. The stock of the Corporation shall be issued as fully paid and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable for any further call or assessment.

                                   ARTICLE IV

                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

     The street address of the registered office of the Corporation is 111 East Broadway, Suite 900, Salt Lake City, Utah 84111. The name of the registered agent at that address is Kevin R. Pinegar.

                                    ARTICLE V

                      LIMITATION OF LIABILITY OF DIRECTORS
                      ------------------------------------

     To the fullest extent permitted by the Act or any other applicable law as the same now exists or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

     (a) the amount of a financial benefit received by a director to which he is not entitled;

     (b) an intentional infliction of harm on the corporation or the shareholders;

     (c) a violation of Section 16-10a-842 of the Act (unlawful distributions); or

     (d)    an intentional violation of criminal law.

     Neither an amendment nor repeal of this Article V, nor the adoption of any provision of the Corporation's Articles of Incorporation that are inconsistent with this Article V, shall eliminate or reduce the effect of this Article V with respect to any matter that occurs or any action or proceeding that accrues or arises prior to such amendment or repeal of this Article V or the adoption of a provision in these Articles that is inconsistent with this Article V.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

     To the fullest extent permitted by the Act or any other applicable law as the same now exists or as it may hereafter be amended, (i) the Corporation shall indemnify any person who has been made or who has been threatened to be made a party to any action, suit, or proceeding (whether formal or informal, or whether civil, criminal, administrative, or investigative) for all liabilities and expenses incurred by such person in connection with such action, suit, or proceeding by reason of the fact that he (or his estate or personal representative) is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served, at the request of the Corporation, as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation, of another person or entity, or of an employee benefit plan, and (ii) the Corporation shall advance such expenses to such person in advance of a final disposition of such action, suit, or proceeding.

     Neither an amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation's Articles of Incorporation that is inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI with respect to any matter that occurs or any action or proceeding that accrues or arises prior to such amendment or repeal of this Article VI or the adoption of a provision in these Articles that is inconsistent with this Article VI.

                     [End of Amended and Restated Articles]

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